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
                                                                    NEWS RELEASE

Contact: George R. Schonath                                FOR IMMEDIATE RELEASE
         (262) 523-4300

                    BANDO MCGLOCKLIN PROPOSES NAME CHANGE TO
                           THE MIDDLETON DOLL COMPANY

Pewaukee, Wis., April 16, 2001.....The Board of Directors of Bando McGlocklin
Capital Corporation (NASDAQ/NMS:BMCC) has proposed amending the company's Articles of Incorporation to change the company's name to The Middleton Doll Company. The proposal, which requires shareholder approval, is included in the proxy statement for the company's annual meeting on May 3, 2001.

"The Board determined that with the growth of Lee Middleton Original Dolls, Inc., our doll manufacturing subsidiary, the name change would more accurately reflect the current and future growth of the company," said George R. Schonath, president and chief executive officer.

Lee Middleton Original Dolls is a rapidly growing designer of high quality collectible and play dolls and the largest manufacturer of baby dolls in the United States. Lee Middleton's sales increased 20% in 2000 as a result of the introduction of new artist-designed collectible and baby dolls and the company's strategy to recruit new dealers and expand sales to large retailers such as FAO Schwarz.

"In the first quarter of 2001, Lee Middleton presented its largest introduction of new dolls and marketing programs designed to further increase sales and develop new customers. These include launching the Artist Studio(TM) Collection brand name for the company's limited-edition collectible dolls and creating an industry first with the introduction of one-day and one-week limited-edition collectible dolls which uniquely bear the date and time of production," Schonath said. "The March 1 production of the one-day limited edition doll was a sellout in the first week."


                                     -more-

"We have also expanded the very successful "Small Wonder(TM)" play baby doll into a series with the addition of infant "Newborn Wonder(TM)" and toddler "Playtime Wonder(TM)." Introduced at the Toy Fair show in February, the new Wonder Series collection has quickly become a hit with dealers and major retailers alike. In addition, Lee Middleton will be offering its successful Newborn Nursery Adoption Center concept, which displays 20 baby dolls in a realistic nursery setting, to 50 of its best dealers," he said. "We are excited about Lee Middleton's growth potential as the company's very special lifelike baby dolls continue to build momentum among both customers and retailers."

"The Bando McGlocklin name has served us well since our founding in 1980. Our original business, financial services, continues to contribute to the overall performance of the company. Our evolution into consumer products through Lee Middleton Original Dolls provides additional growth opportunities and the potential to further enhance shareholder value over the long term," Schonath said.

Bando McGlocklin Small Business Lending Corporation will continue to provide financial services to small business as a subsidiary of The Middleton Doll Company.

Bando McGlocklin Capital Corporation is an established financial services company that owns Lee Middleton Original Dolls, Inc., a rapidly growing designer of high quality collectible and play dolls. Lee Middleton is the largest manufacturer of baby dolls in the United States.



Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those currently anticipated. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                  Bando McGlocklin Capital Corp. news releases
                    are available on-line 24 hours a day at:
                         http://www.bandomcglocklin.com


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